Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Record Quarterly Results and Declares Dividend

Lewiston, ME (July 27, 2017) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $4.0 million, or $0.45 per diluted common share, for the quarter ended June 30, 2017, compared to net income of $2.2 million, or $0.24 per diluted common share, for the quarter ended June 30, 2016. Net income for the year ended June 30, 2017 was $12.3 million, or $1.38 per diluted common share, compared to $7.6 million, or $0.80 per diluted common share, for the year ended June 30, 2016.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on August 25, 2017 to shareholders of record as of August 11, 2017.

“We closed the year with a strong quarter,” said Richard Wayne, President and Chief Executive Officer. “For the quarter, our earnings of $0.45 per diluted common share helped us achieve a return on equity of 13.3%, a return on assets of 1.6% and an efficiency ratio of 56.3%. These solid results were driven by continued growth in our LASG portfolio, purchased loan total return of 13.8%, and SBA gains on sale of $1.9 million. In addition to earnings growth, in the fourth quarter we generated loan volume of $152.2 million, which included $113.0 million of loans produced by the Loan Acquisition and Servicing Group, $19.0 million of loans closed by the SBA division and $20.2 million of residential and commercial community bank loans. The growth of our balance sheet and earnings compliments our growth strategy and positions us well for the future.”

As of June 30, 2017, total assets were $1.1 billion, an increase of $90.7 million, or 9.2%, from total assets of $986.2 million as of June 30, 2016. The principal components of the change in the balance sheet follow:

1.

The Company originated $152.2 million of new loans during the quarter ended June 30, 2017. Loans generated by the Bank’s Loan Acquisition and Servicing Group (“LASG”) totaled $113.0 million, which consisted of $45.1 million of purchased loans, at an average price of 89.8% of unpaid principal balance, and $67.9 million of originated loans. The Bank’s Small Business Administration and United States Department of Agriculture (“SBA”) Division closed $19.0 million of new loans during the quarter, of which $18.4 million were funded. In addition, the Company sold $19.0 million of the guaranteed portion of SBA loans in the secondary market, of which $10.2 million were originated in the current quarter and $8.8 million were originated or purchased in prior quarters. Residential loan production sold in the secondary market totaled $16.5 million for the quarter. The loan portfolio, excluding both loans held for sale and the $48.0 million of secured loans to broker-dealers repaid in the prior quarter, increased by $134.8 million, or 19.5%, compared to June 30, 2016.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at June 30, 2017
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$111.9
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$178.5

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended June 30,
	2017				2016
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$50,202	$67,860	$-	$118,062	$20,588	$31,826	$-	$52,414
Net investment basis	45,060	67,860	-	112,920	18,754	31,826	-	50,580

Loan returns during the period:
Yield (1)	13.64%	6.45%	0.00%	9.61%	10.88%	6.98%	0.51%	8.19%
Total Return (1) (2)	13.78%	6.45%	0.00%	9.68%	10.88%	6.98%	0.51%	8.19%

	Year Ended June 30,
	2017				2016
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$126,713	$237,691	$-	$364,404	$108,716	$110,578	$-	$219,294
Net investment basis	112,807	237,691	-	350,498	99,999	110,578	-	210,577

Loan returns during the period:
Yield (1)	12.24%	6.21%	0.82%	8.69%	11.37%	6.11%	0.50%	8.03%
Total Return (1) (2)	12.30%	6.21%	0.82%	8.72%	11.38%	6.10%	0.50%	8.04%

Total loans as of period end:
Unpaid principal balance	$279,854	$330,515	$-	$610,369	$271,268	$174,918	$48,000	$494,186
Net investment basis	246,388	330,515	-	576,903	239,709	174,918	48,000	462,627

(1) The yield and total return on LASG originated loans includes $385 thousand of fees related to one loan in the quarter ended June 30, 2016.

(2)The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $40.4 million, or 4.8%, from March 31, 2017, attributable primarily to growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $24.3 million, or 4.6%, and an increase in time deposits of $16.1 million, or 5.0%. Deposits increased by $89.4 million, or 11.2%, from June 30, 2016 due to growth in non-maturity accounts of $103.5 million, or 23.0%, offset by a decrease in time deposits of $14.1 million, or 4.0%.

3.

Shareholders’ equity increased by $6.2 million from June 30, 2016, primarily due to earnings of $12.3 million, offset by $6.9 million in share repurchases (representing 645,238 shares). Additionally, there was stock-based compensation of $945 thousand, a decrease in accumulated other comprehensive loss of $274 thousand and $357 thousand in dividends paid on common stock.

Net income increased by $1.8 million to $4.0 million for the quarter ended June 30, 2017, compared to $2.2 million for the quarter ended June 30, 2016.

1.

Net interest and dividend income before provision for loan losses increased by $3.0 million for the quarter ended June 30, 2017, compared to the quarter ended June 30, 2016. The increase is primarily due to higher transactional income on purchased loans and higher average balances in the total loan portfolio. This increase was partially offset by higher rates and volume in the deposit portfolio and the effect of the issuance of subordinated debt.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended June 30,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income (2)	Yield
	(Dollars in thousands)
Community Banking Division	$163,997	$1,949	4.77%	$212,625	$2,589	4.90%
SBA	55,229	848	6.16%	30,599	490	6.44%
LASG:
Originated	301,988	4,859	6.45%	172,678	2,996	6.98%
Purchased	237,306	8,068	13.64%	232,610	6,294	10.88%
Secured Loans to Broker-Dealers	-	-	0.00%	54,001	68	0.51%
Total LASG	539,294	12,927	9.61%	459,289	9,358	8.19%
Total	$758,520	$15,724	8.31%	$702,513	$12,437	7.12%

	Year Ended June 30,
	2017			2016
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income (2)	Yield
	(Dollars in thousands)
Community Banking Division	$190,704	$9,102	4.77%	$218,649	$10,483	4.79%
SBA	42,946	2,619	6.10%	23,786	1,448	6.09%
LASG:
Originated	239,796	14,883	6.21%	147,193	8,987	6.11%
Purchased	236,937	28,997	12.24%	216,763	24,638	11.37%
Secured Loans to Broker-Dealers	31,085	256	0.82%	58,511	293	0.50%
Total LASG	507,818	44,136	8.69%	422,467	33,918	8.03%
Total	$741,468	$55,857	7.53%	$664,902	$45,849	6.90%

(1) Includes loans held for sale.

(2) SBA interest income includes SBA fees of $21 thousand and $33 thousand for the quarter and year ended June 30, 2016, respectively.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months and year ended June 30, 2016, transactional income increased by $2.0 million and $2.9 million, respectively. The total return on purchased loans for the three months and year ended June 30, 2017 was 13.78% and 12.30%, respectively. The increase over the prior comparable periods was primarily due to higher average balances and transactional income in the three months and year ended June 30, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended June 30,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,588	7.76%	$4,770	8.25%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	93	0.16%	-	0.00%
Other noninterest income	(10)	-0.02%	1	0.00%
Accelerated accretion and loan fees	3,480	5.88%	1,524	2.63%
Total transactional income	3,563	6.02%	1,525	2.63%
Total	$8,151	13.78%	$6,295	10.88%

	Year Ended June 30,
	2017		2016
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$18,975	8.01%	$17,382	8.02%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	148	0.06%	23	0.01%
Other noninterest income	(12)	0.00%	12	0.00%
Accelerated accretion and loan fees	10,022	4.23%	7,256	3.35%
Total transactional income	10,158	4.29%	7,291	3.36%
Total	$29,133	12.30%	$24,673	11.38%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income increased by $479 thousand for the quarter ended June 30, 2017, compared to the quarter ended June 30, 2016, principally due to the following:
●	An increase in gain on sale of SBA loans of $246 thousand, due to a higher volume sold in the quarter;
●	An increase in fees for other services to customers of $154 thousand, due to higher loan servicing fees on SBA loans sold; and
●	A decrease in loss recognized on real estate owned and other repossessed collateral, net of $96 thousand, due to the sale of real estate owned (“REO”).
●	This net increase in noninterest income was partially offset by a lower gain on sale of residential loans held for sale of $99 thousand, due to a lower volume sold in the quarter.

3.	Noninterest expense decreased by $32 thousand for the quarter ended June 30, 2017, compared to the quarter ended June 30, 2016, primarily due to the following:
●	A decrease in other noninterest expense of $264 thousand, primarily due to a decrease in impairment on servicing assets as no impairment was booked in the three months ended June 30, 2017; and
●	A decrease in loan expense of $174 thousand, largely driven by lower expense related to loan acquisition and refinance activity.
●

The decreases in noninterest expense were partially offset by an increase in salaries and employee benefits of $436 thousand, primarily due to higher incentive compensation recognized in the three months ended June 30, 2017.

As of June 30, 2017, nonperforming assets totaled $14.8 million, or 1.37% of total assets, as compared to $9.5 million, or 0.96% of total assets, as of June 30, 2016.

As of June 30, 2017, past due loans totaled $13.4 million, or 1.72% of total loans, as compared to $6.9 million, or 1.00% of total loans as of June 30, 2016.

As of June 30, 2017, the Company’s Tier 1 Leverage Ratio was 12.8%, compared to 13.3% at June 30, 2016, and the Total Capital Ratio was 19.5%, compared to 20.4% at June 30, 2016. The decreases resulted primarily from loan growth and the effect of purchases under the Company’s share repurchase program.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss fourth quarter earnings and business outlook at 10:00 a.m. Eastern Time on Friday, July 28th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 58436017. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	June 30, 2017	June 30, 2016
Assets
Cash and due from banks	$3,582	$2,459
Short-term investments	159,701	148,698
Total cash and cash equivalents	163,283	151,157

Available-for-sale securities, at fair value	96,693	100,572

Residential real estate loans held for sale	4,508	6,449
SBA loans held for sale	191	1,070
Total loans held for sale	4,699	7,519

Loans
Commercial real estate	498,004	426,568
Residential real estate	101,168	113,962
Commercial and industrial	175,654	145,956
Consumer	4,369	5,950
Total loans	779,195	692,436
Less: Allowance for loan losses	3,665	2,350
Loans, net	775,530	690,086

Premises and equipment, net	6,937	7,801
Real estate owned and other repossessed collateral, net	826	1,652
Federal Home Loan Bank stock, at cost	1,938	2,408
Intangible assets, net	1,300	1,732
Servicing rights, net	2,846	1,771
Bank owned life insurance	16,179	15,725
Other assets	6,643	5,730
Total assets	$1,076,874	$986,153

Liabilities and Shareholders' Equity
Deposits
Demand	$69,827	$66,686
Savings and interest checking	108,417	107,218
Money market	374,569	275,437
Time	337,037	351,091
Total deposits	889,850	800,432

Federal Home Loan Bank advances	20,011	30,075
Subordinated debt	23,620	23,331
Capital lease obligation	873	1,128
Other liabilities	19,723	14,596
Total liabilities	954,077	869,562

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at June 30, 2017 and June 30, 2016	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 7,840,460 and 8,089,790 shares issued and outstanding at June 30, 2017 and June 30, 2016, respectively	7,841	8,089
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 991,194 and 1,227,683 shares issued and outstanding at June 30, 2017 and June 30, 2016, respectively	991	1,228
Additional paid-in capital	77,455	83,020
Retained earnings	38,142	26,160
Accumulated other comprehensive loss	(1,632)	(1,906)
Total shareholders' equity	122,797	116,591
Total liabilities and shareholders' equity	$1,076,874	$986,153

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2017	2016	2017	2016
Interest and dividend income:
Interest and fees on loans	$15,724	$12,437	$55,857	$45,849
Interest on available-for-sale securities	271	230	1,018	930
Other interest and dividend income	376	161	1,046	456
Total interest and dividend income	16,371	12,828	57,921	47,235

Interest expense:
Deposits	1,949	1,671	7,357	6,027
Federal Home Loan Bank advances	166	253	800	1,027
Wholesale repurchase agreements	-	-	-	67
Short-term borrowings	-	1	-	20
Subordinated debt	487	175	1,888	651
Obligation under capital lease agreements	12	15	51	63
Total interest expense	2,614	2,115	10,096	7,855

Net interest and dividend income before provision for loan losses	13,757	10,713	47,825	39,380
Provision for loan losses	389	317	1,594	1,618
Net interest and dividend income after provision for loan losses	13,368	10,396	46,231	37,762

Noninterest income:
Fees for other services to customers	547	393	1,952	1,657
Gain on sales of residential loans held for sale	293	392	1,452	1,684
Gain on sales of SBA loans	1,866	1,620	5,277	4,178
Gain on sale of other loans	-	-	365	-
Loss recognized on real estate owned and other repossessed collateral, net	(31)	(127)	(23)	(255)
Bank-owned life insurance income	114	113	454	449
Other noninterest income	101	20	219	60
Total noninterest income	2,890	2,411	9,696	7,773

Noninterest expense:
Salaries and employee benefits	6,028	5,592	21,706	19,548
Occupancy and equipment expense	1,222	1,291	5,002	5,227
Professional fees	401	421	1,666	1,463
Data processing fees	459	379	1,744	1,487
Marketing expense	120	85	392	285
Loan acquisition and collection expense	233	407	1,734	1,368
FDIC insurance premiums	79	135	303	489
Intangible asset amortization	108	108	432	477
Other noninterest expense	714	978	2,810	3,468
Total noninterest expense	9,364	9,396	35,789	33,812

Income before income tax expense	6,894	3,411	20,138	11,723
Income tax expense	2,867	1,212	7,799	4,104
Net income	$4,027	$2,199	$12,339	$7,619

Weighted-average shares outstanding:
Basic	8,823,679	9,319,522	8,898,448	9,474,999
Diluted	8,979,471	9,342,439	8,952,614	9,484,635

Earnings per common share:
Basic	$0.46	$0.24	$1.39	$0.80
Diluted	0.45	0.24	1.38	0.80

Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.04

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$98,033	$271	1.11%	$93,289	$230	0.99%
Loans (1) (2) (3)	758,520	15,741	8.32%	702,513	12,455	7.13%
Federal Home Loan Bank stock	1,938	19	3.93%	2,570	23	3.60%
Short-term investments (4)	137,570	357	1.04%	113,636	138	0.49%
Total interest-earning assets	996,061	16,388	6.60%	912,008	12,846	5.67%
Cash and due from banks	2,753			4,171
Other non-interest earning assets	31,910			36,411
Total assets	$1,030,724			$952,590

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$71,209	$51	0.29%	$72,012	$51	0.28%
Money market accounts	345,352	878	1.02%	254,833	573	0.90%
Savings accounts	37,863	13	0.14%	36,167	12	0.13%
Time deposits	323,399	1,007	1.25%	356,418	1,035	1.17%
Total interest-bearing deposits	777,823	1,949	1.01%	719,430	1,671	0.93%
Short-term borrowings	-	-	0.00%	441	1	0.91%
Federal Home Loan Bank advances	20,014	166	3.33%	30,089	253	3.38%
Subordinated debt	23,579	487	8.28%	8,954	175	7.86%
Capital lease obligations	896	12	5.37%	1,149	15	5.25%
Total interest-bearing liabilities	822,312	2,614	1.28%	760,063	2,115	1.12%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	80,188			68,314
Other liabilities	7,181			8,863
Total liabilities	909,681			837,240
Shareholders' equity	121,043			115,350
Total liabilities and shareholders' equity	$1,030,724			$952,590

Net interest income (5)		$13,774			$10,731

Interest rate spread			5.32%			4.55%
Net interest margin (6)			5.55%			4.73%

(1)  Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)  Includes loans held for sale.

(3)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)  Includes tax exempt interest income of $17 thousand and $18 thousand for the three months ended June 30, 2017 and June 30, 2016, respectively.

(6)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Year Ended June 30,
	2017			2016
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$95,624	$1,018	1.06%	$100,503	$930	0.93%
Loans (1) (2) (3)	741,468	55,928	7.54%	664,902	45,921	6.91%
Federal Home Loan Bank stock	2,172	90	4.14%	2,960	113	3.82%
Short-term investments (4)	133,599	956	0.72%	91,563	343	0.37%
Total interest-earning assets	972,863	57,992	5.96%	859,928	47,307	5.50%
Cash and due from banks	2,833			3,596
Other non-interest earning assets	32,394			35,607
Total assets	$1,008,090			$899,131

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$70,912	$204	0.29%	$68,304	$182	0.27%
Money market accounts	322,011	3,120	0.97%	212,102	1,845	0.87%
Savings accounts	36,438	50	0.14%	36,062	48	0.13%
Time deposits	326,601	3,983	1.22%	349,978	3,952	1.13%
Total interest-bearing deposits	755,962	7,357	0.97%	666,446	6,027	0.90%
Short-term borrowings	-	-	0.00%	1,634	20	1.22%
Federal Home Loan Bank advances	24,334	800	3.29%	32,432	1,094	3.37%
Subordinated debt	23,468	1,888	8.04%	8,762	651	7.43%
Capital lease obligations	992	51	5.14%	1,242	63	5.07%
Total interest-bearing liabilities	804,756	10,096	1.25%	710,516	7,855	1.11%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	79,560			67,041
Other liabilities	7,599			7,252
Total liabilities	891,915			784,809
Shareholders' equity	116,175			114,322
Total liabilities and shareholders' equity	$1,008,090			$899,131

Net interest income (5)		$47,896			$39,452

Interest rate spread			4.71%			4.39%
Net interest margin (6)			4.92%			4.59%

(1) Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4) Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5) Includes tax exempt interest income of $71 thousand and $72 thousand for the year ended June 30, 2017 and June 30, 2016, respectively.
(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Net interest income	$13,757	$12,459	$11,833	$9,775	$10,713
Provision for loan losses	389	384	628	193	317
Noninterest income	2,890	2,308	2,690	1,808	2,411
Noninterest expense	9,364	8,842	8,956	8,626	9,396
Net income	4,027	3,461	3,100	1,751	2,199

Weighted average common shares outstanding:
Basic	8,823,679	8,830,442	8,831,235	9,106,144	9,319,522
Diluted	8,979,471	8,893,534	8,864,618	9,133,383	9,342,439
Earnings per common share:
Basic	$0.46	$0.39	$0.35	$0.19	$0.24
Diluted	0.45	0.39	0.35	0.19	0.24
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.57%	1.37%	1.24%	0.70%	0.93%
Return on average equity	13.34%	12.03%	10.92%	6.07%	7.67%
Net interest rate spread (1)	5.32%	4.90%	4.72%	3.86%	4.55%
Net interest margin (2)	5.55%	5.11%	4.94%	4.07%	4.73%
Efficiency ratio (non-GAAP) (3)	56.25%	59.88%	61.67%	74.47%	71.59%
Noninterest expense to average total assets	3.64%	3.50%	3.59%	3.47%	3.97%
Average interest-earning assets to average interest-bearing liabilities	121.13%	120.84%	120.73%	120.86%	119.99%

	As of:
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,337	$3,265	$2,827	$3,273	$2,613
Commercial real estate	413	420	396	361	474
Home equity	58	48	48	48	48
Commercial and industrial	2,600	2,636	2,659	347	17
Consumer	103	65	48	121	163
Total originated portfolio	6,511	6,434	5,978	4,150	3,315
Total purchased portfolio	7,452	8,388	4,219	4,773	4,512
Total nonperforming loans	13,963	14,822	10,197	8,923	7,827
Real estate owned and other possessed collateral, net	826	3,761	3,145	3,774	1,652
Total nonperforming assets	$14,789	$18,583	$13,342	$12,697	$9,479

Past due loans to total loans	1.72%	3.25%	2.85%	1.36%	1.00%
Nonperforming loans to total loans	1.79%	2.00%	1.33%	1.24%	1.13%
Nonperforming assets to total assets	1.37%	1.81%	1.32%	1.29%	0.96%
Allowance for loan losses to total loans	0.47%	0.46%	0.41%	0.35%	0.34%
Allowance for loan losses to nonperforming loans	26.25%	22.77%	30.47%	28.08%	30.02%

Commercial real estate loans to risk-based capital (4)	181.23%	181.83%	197.11%	179.96%	174.12%
Net loans to core deposits (5)	87.68%	87.46%	92.04%	90.22%	87.15%
Purchased loans to total loans, including held for sale	31.43%	31.87%	32.91%	32.54%	34.25%
Equity to total assets	11.40%	11.55%	11.35%	11.32%	11.82%
Common equity tier 1 capital ratio	16.00%	15.80%	14.94%	15.34%	17.97%
Total capital ratio	19.48%	19.30%	18.31%	18.81%	20.39%
Tier 1 leverage capital ratio	12.81%	12.46%	12.60%	12.25%	13.27%

Total shareholders' equity	$122,797	$118,675	$114,942	$111,553	$116,591
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	122,797	118,675	114,942	111,553	116,591
Less: Intangible assets (6)	(4,146)	(3,898)	(3,856)	(3,797)	(3,503)
Tangible common shareholders' equity (non-GAAP)	$118,651	$114,777	$111,086	$107,756	$113,088

Common shares outstanding	8,831,654	8,815,279	8,831,235	8,831,235	9,317,473
Book value per common share	$13.90	$13.46	$13.02	$12.63	$12.51
Tangible book value per share (non-GAAP) (7)	13.43	13.02	12.58	12.20	12.14

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) Includes the core deposit intangible asset and servicing rights asset.

(7) Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.